Exhibit 1A-12

EDRIS J. SCARBROUGH, ESQ.

Attorney at Law

Admitted in the State of New Hampshire

August 27, 2026

Board of Directors

Tejascore Techsystems Inc.

1031 Ives Dairy Road #53, Suite 228

Miami, FL 33179

Re: Offering Statement on Form 1-A, as amended (Amendment No. 4)

Ladies and Gentlemen:

I have acted as counsel to Tejascore Techsystems Inc., a Wyoming corporation (the "Company"), in connection with the offering statement on Form 1-A, as amended through Amendment No. 4 (the "Offering Statement"), filed by the Company with the United States Securities and Exchange Commission (the "Commission") pursuant to Tier 2 of Regulation A under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering by the Company of up to 50,000,000 shares of its common stock, par value $0.0001 per share (the "Shares"), at a price of $1.00 per share, as described in the offering circular forming a part of the Offering Statement (the "Offering Circular").

In rendering the opinion set forth below, I have examined and relied upon: (i) the Offering Statement and the Offering Circular; (ii) the Articles of Incorporation of the Company; (iii) the Bylaws of the Company; (iv) resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the Shares; (v) the form of subscription agreement for the offering filed as Exhibit 1A-4 to the Offering Statement (the "Subscription Agreement"); and (vi) such certificates of officers of the Company and of public officials, and such other documents and records, as I have deemed necessary or appropriate as a basis for the opinion set forth below.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, and the authenticity of the originals of such copies. As to matters of fact material to this opinion, I have relied upon certificates and statements of officers of the Company and of public officials, without independent verification.

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth below, I am of the opinion that the Shares have been duly authorized and, when issued and sold by the Company in the manner described in the Offering Statement and the Offering Circular and pursuant to duly accepted subscriptions under the Subscription Agreement, against payment of the purchase price therefor in accordance with the Subscription Agreement and the escrow arrangements described in the Offering Circular, and following qualification of the Offering Statement by the Commission, the Shares will be validly issued, fully paid, and non-assessable.

The opinion expressed above is limited to the Wyoming Business Corporation Act, including the applicable provisions of the Wyoming Constitution and reported judicial decisions interpreting those laws, and I express no opinion with respect to the laws of any other jurisdiction or with respect to any federal or state securities laws, including the securities or blue sky laws of any state. Although I am not admitted to practice in the State of Wyoming, I am generally familiar with the Wyoming Business Corporation Act as currently in effect and have made such inquiries as I have deemed necessary to render the opinion expressed above.

This opinion is rendered as of the date hereof and speaks only as of such date. I assume no obligation to advise the Company, or any other person, of any change in law or fact that may occur after the date hereof, even if the change would affect the legal analysis or conclusion in this opinion.

I hereby consent to the filing of this opinion as Exhibit 1A-12 to the Offering Statement and to the reference to me under the caption "Legal Matters" in the Offering Circular. In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Edris J. Scarbrough

Edris J. Scarbrough, Esq.

Attorney at Law